                                                                   EXHIBIT 2.7





                            AGREEMENT AND PLAN OF MERGER


                                    BY AND AMONG

                                SIDEWALK.COM, INC.,

                               MICROSOFT CORPORATION,

                       TICKETMASTER ONLINE-CITYSEARCH, INC.

                                        AND

                           TICKETMASTER ACQUISITION, INC.

                             DATED AS OF JULY 19, 1999

                                  TABLE OF CONTENTS


                                                                                  Page
ARTICLE I. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.01 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.02 Index of Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE II. THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     2.01. The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.02. Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.03. Closing of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.04. Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.05. Articles of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . .8
     2.06. Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     2.07. Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     2.08. Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MICROSOFT . . . . . .9

     3.01 Existence and Power; Capitalization. . . . . . . . . . . . . . . . . . . .9
     3.02 Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.03 Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . 10
     3.04 Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.05 Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . 10
     3.06 Properties; Material Leases; Tangible Assets . . . . . . . . . . . . . . 11
     3.07 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.08 Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.09 Permits; Required Consents . . . . . . . . . . . . . . . . . . . . . . . 12
     3.10 Compliance with Applicable Laws. . . . . . . . . . . . . . . . . . . . . 13
     3.11 Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.12 Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . 13
     3.13 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.14 Advisory Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.15. Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.16. Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.17 Investment Representations . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION . . . . . . . 20

     4.01 Organization and Existence . . . . . . . . . . . . . . . . . . . . . . . 20
     4.02 Corporate Authorization. . . . . . . . . . . . . . . . . . . . . . . . . 20



     4.03 Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . 20
     4.04 Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.05 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.06 SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.07 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.08 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.09 Acquisition's Operations . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.10 Tax Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE V. COVENANTS OF MICROSOFT. . . . . . . . . . . . . . . . . . . . . . . . . 22

     5.01 Conduct of the Business. . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.02 Audited Financial Statements . . . . . . . . . . . . . . . . . . . . . . 23
     5.03 Sidewalk Content Agreements. . . . . . . . . . . . . . . . . . . . . . . 24
     5.04 Release of Moral Rights. . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VI. COVENANTS OF ALL PARTIES . . . . . . . . . . . . . . . . . . . . . . . 25

     6.01 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     6.02 Confidentiality; Public Announcements. . . . . . . . . . . . . . . . . . 26
     6.03 Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.04 Transition Services Agreement. . . . . . . . . . . . . . . . . . . . . . 26
     6.05 License Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.06 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.07 Lock-up. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.08 Cash Adjustment to Merger Consideration. . . . . . . . . . . . . . . . . 27

ARTICLE VII. CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . 28

     7.01 Conditions to Obligation of Parent and Acquisition . . . . . . . . . . . 28
     7.02 Conditions to Obligation of Microsoft and the Company. . . . . . . . . . 29

ARTICLE VIII. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     8.01 Agreement to Indemnify . . . . . . . . . . . . . . . . . . . . . . . . . 30
     8.02 Survival of Representations, Warranties and Covenants. . . . . . . . . . 32
     8.03 Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     8.04 Claims for Indemnification . . . . . . . . . . . . . . . . . . . . . . . 33
     8.05 Defense of Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE IX. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     9.01 Grounds for Termination. . . . . . . . . . . . . . . . . . . . . . . . . 34
     9.02 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 35



ARTICLE X. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     10.01 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     10.02 Amendments; No Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 36
     10.03 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.04 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.05 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.06 Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . 37
     10.07 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.08 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.09 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     10.10 Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.11 Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     10.12 Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.13 Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     10.14 Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . 39


                                   EXHIBITS

Exhibit A      Microsoft Tax Representation Letter
Exhibit B      Parent Tax Representation Letter
Exhibit C      Distribution Agreement
Exhibit D      License Agreement


                                   SCHEDULES


Schedule I. . . . . . . . . . . . .Knowledge of Microsoft and the Company
Schedule 3.04 . . . . . . . . . . .Non-Contravention
Schedule 3.05 . . . . . . . . . . .Absence of Certain Changes
Schedule 3.06(a). . . . . . . . . .Encumbrances on Property
Schedule 3.06(c). . . . . . . . . .Owned Real Property
Schedule 3.07 . . . . . . . . . . .Litigation
Schedule 3.08(b). . . . . . . . . .Valid and Binding Contracts
Schedule 3.13(b). . . . . . . . . .Marks
Schedule 3.13(c). . . . . . . . . .Sidewalk Content
Schedule 3.13(e). . . . . . . . . .Infringement
Schedule 3.13(f). . . . . . . . . .Employee Assignment Agreements
Schedule 5.01(a)(iv). . . . . . . .Capital Expenditures


                             AGREEMENT AND PLAN OF MERGER

              This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is dated as of July 19, 1999, by and among MICROSOFT CORPORATION, a Washington corporation ("MICROSOFT"), SIDEWALK.COM, INC., a Nevada corporation and wholly-owned subsidiary of Microsoft (the "COMPANY"), TICKETMASTER ONLINE-CITYSEARCH, INC., a Delaware corporation ("PARENT"), and TICKETMASTER ACQUISITION, INC., a Nevada corporation and wholly-owned subsidiary of Parent ("ACQUISITION").

                                   R E C I T A L S

              WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement.

                                  A G R E E M E N T

              NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

                                     ARTICLE I.
                                    DEFINITIONS

              1.01 DEFINITIONS. The following terms, as used herein, have the following meanings:

              "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person, through the ownership of all or part of any Person.

              "ANCILLARY AGREEMENTS" means the Distribution Agreement, the Transition Services Agreement and the License Agreement (all as defined below).

              "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees or agents (in connection with such officer's, director's, employee's or agent's activities on behalf of such Person or any of its Affiliates).

              "BUSINESS" means the creation, modification, maintenance and other operations of the Arts & Entertainment portion of Sidewalk.com (as defined below), but does not include the

MSN Yellow Pages, MSN Buyer's Guide portion of Sidewalk.com as it is presently operated or any assets or activities in the Excluded Territory (as defined below).

              "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

              "CITYSEARCH" shall have the meaning set forth in the Distribution Agreement.

              "CODE" means the Internal Revenue Code of 1986, as amended.

              "COMPANY ASSETS" means the assets owned by the Company and those additional assets which Microsoft has agreed to transfer to the Company.

              "CONTRACTS" means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which Microsoft, in connection with the Business, is a party on the Closing Date, including the Material Contracts and the Subsequent Material Contracts.

              "DAMAGES" means all demands, claims, actions or causes of action, assessments, losses, Damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including (i) interest on cash disbursements in respect of any of the foregoing at the Reference Rate in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person.

              "EMPLOYEE PENSION BENEFIT PLAN" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan.

              "EMPLOYEE PLAN" means any health care plan; life insurance or other death benefit plan; deferred compensation or other pension or retirement plan; stock option, bonus or other incentive plan; severance or early retirement plan; or other fringe or employee benefit plan; or any employment or consulting contract or executive compensation agreement; whether the same are written or otherwise, formal or informal, voluntary or required by law or by Microsoft's or the Company's policies or practices, for the benefit of or relating to any present or former employees, leased employees, agents, directors, and/or their dependents, of Microsoft or the Company in connection with the Business; including, without limitation, any Employee Pension Benefit Plan and any Welfare Plan (whether or not any of the foregoing is funded), (i) to which Microsoft or the Company is a party or by which Microsoft or the Company is bound, (ii) that Microsoft or the Company has at any time established or maintained for the benefit of or relating to any present or former employees, leased employees, agents, directors, and/or their dependents, of the Company or Microsoft in connection with the Business, or (iii) with respect to which Microsoft or the Company has made any payments or contributions, or otherwise has any liability (including any such plan or other arrangement formerly maintained by the Company or

Microsoft in connection with the Business). "WELFARE PLAN" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

              "ENVIRONMENT" means any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, river sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon.

              "ENVIRONMENTAL LAWS" means all Applicable Laws relating to Hazardous Substances, toxic torts, occupational health and safety, or the Environment.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

              "ERISA AFFILIATE" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

              "FISCAL YEAR" means a twelve month period commencing on January 1 of each calendar year.

              "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof and applied on a consistent basis.

              "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

              "HAZARDOUS SUBSTANCE" means any substance or material: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) that is defined as a "pollutant or contaminant," "solid waste," "hazardous waste" or "hazardous substance" under any Applicable Law; or
(iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Business; or
(iv) the presence of which causes a nuisance, trespass or other tortious condition; (v) the presence of which poses a hazard to the health or safety of Persons; or (vi) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

              "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "INDEMNIFYING PARTY" means: (i) with respect to any Parent Indemnitee asserting a claim under SECTIONS 8.01 or 10.11, Microsoft; and
(ii) with respect to any Company Indemnitee asserting a claim under SECTIONS 8.01 or 10.11, Parent.

              "INDEMNITEE" means: (i) each of the Parent and its Affiliates with respect to any claim for which Microsoft is an Indemnifying Party under SECTIONS 8.01 or 10.11; and (ii) Microsoft and its Affiliates with respect to claims for which the Parent is an Indemnifying Party under SECTIONS 8.01 or 10.11.

              "KNOWLEDGE OF," "BEST OF KNOWLEDGE OF," or other derivations of "KNOW" with respect to Microsoft or the Company means the knowledge of the individuals identified on SCHEDULE I, after reasonable inquiry directly or by representatives on such Person's behalf.

              "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person or is disclosed on any schedule to this Agreement.

              "LIEN" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

              "MATERIAL ADVERSE EFFECT" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Business that results in a material adverse effect on, or a material adverse change in, the Business, or a material adverse effect on the Surviving Corporation's ownership of the Business after the Closing.

              "MATERIAL CONTRACTS" means all material existing written contracts, leases, commitments and obligations of Microsoft or the Company that are part of the Company Assets.

              "MSN BUYER'S GUIDE" shall have the meaning set forth in the Distribution Agreement.

              "MSN YELLOW PAGES" shall have the meaning set forth in the Distribution Agreement.

              "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 3(37) and 4001(a)(3) of ERISA.

              "PERMITTED LIENS" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens and Encumbrances specifically identified in the Financial Statements; (v) Liens securing executory obligations under any Lease that constitutes an "operating lease" under GAAP.

              "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

              "REFERENCE RATE" means the per annum rate of interest publicly announced from time to time by the Bank of America as its prime rate (or reference rate). Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, in no event shall the rate of interest payable by any party hereto under this Agreement exceed the maximum rate permitted by Applicable Law with respect to such payments under this Agreement.

              "REQUIRED CONTRACTUAL CONSENT" means, with respect to any Material Contract or Subsequent Material Contract, any consent of any party thereto that is required by the terms thereof or Applicable Law by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to avoid any default thereunder, breach of the terms thereof or material alteration of the terms thereof.

              "SIDEWALK.COM" means Microsoft's World Wide Web site operated under the name "sidewalk.com" which is accessible at www.sidewalk.com.

              "SUBSIDIARY" means, with respect to any Person, (i) any corporation as to which more than 10% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights may be exercised) is owned or controlled, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries and (ii) any partnership, joint venture or other similar relationship between such Person (or any Subsidiary thereof) and any other Person (whether pursuant to a written agreement or otherwise).

              "TAX" (including "TAXES") means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, including joint and several liability under Section 1.1502-6 of the Treasury Regulations and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person

              "TAX RETURN" means all returns, reports, forms or other information required to be filed with any taxing authority.

              "WARRANTS" means (i) a Warrant to purchase 1,500,000 shares of Class B Common Stock, par value $.01 per share, of Parent (the "PARENT CLASS B STOCK") and (ii) a Warrant to purchase 3,000,000 shares of Parent Class B Stock.

              1.02 INDEX OF OTHER DEFINED TERMS. In addition to these terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:


 DEFINED TERM                                              SECTION
 AAA                                                       10.11(a)
 Acquisition                                               Preamble
 Agreement                                                 Preamble
 Articles of Merger                                        2.02
 Assignment Agreement                                      8.01(a)
 Audited Financial Statements                              5.02(a)
 Cash                                                      6.08(b)
 Closing                                                   2.03
 Closing Date                                              2.03
 Company                                                   Preamble
 Company Indemnitees                                       8.01(b)
 Content                                                   3.13(a)
 Content License Agreements                                3.13(c)
 Copyrights                                                3.13(a)
 Disposition                                               6.07
 Disputing Party                                           10.11(a)
 Distribution Agreement                                    6.03
 Effective Time                                            2.02
 Encumbrances                                              3.06(a)
 Exchange Act                                              4.06
 Excluded Territory                                        3.13(a)
 Financial Statements                                      5.02(a)
 Intellectual Property Rights                              3.13(a)
 Interim Period                                            6.08(a)
 License Agreement                                         6.05
 Lock-up Period                                            6.07
 Marks                                                     3.13(a)
 Merger                                                    2.01
 Merger Consideration                                      2.08
 Microsoft                                                 Preamble
 NGCL                                                      2.01
 Other IP Rights                                           3.13(a)
 Outside Date                                              9.01(d)
 Owned Content Copyrights                                  3.13(c)
 Parent                                                    Preamble
 Parent Common Stock                                       2.08
 Parent Indemnitees                                        8.01(a)
 Parent SEC Documents                                      4.06



 Parent Shares                                             3.17
 Parent Tax Representation Letter                          4.10
 Patents                                                   3.13(a)
 Payables                                                  6.08(a)
 Permits                                                   3.09(a)
 Proceedings                                               3.07
 Real Property                                             3.06(c)
 Required Consents                                         3.09(b)
 Required Governmental Approval                            3.09(b)
 SEC                                                       4.06
 Securities Act                                            4.06
 Shares                                                    2.08
 Sidewalk Content                                          3.13(a)
 Sidewalk Mark                                             3.13(a)
 Subsequent Material Contract                              5.01(a)
 Surviving Corporation                                     2.01
 Trade Secrets                                             3.13(a)
 Transition Services Agreement                             6.04


                                    ARTICLE II.
                                     THE MERGER

              2.01 THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada General Corporation Law (the "NGCL"), Acquisition shall be merged with and into the Company (the "MERGER"). Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Acquisition shall cease.

              2.02 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Articles of Merger, in proper form and mutually acceptable to the parties (the "ARTICLES OF MERGER") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Nevada for filing pursuant to Section 92A.200 of the NGCL. The Merger shall become effective at such time as a properly executed copy of the Articles of Merger is duly filed with the Secretary of State of the State of Nevada in accordance with
Section 92A.200 of the NGCL or such later time as Parent and the Company may agree upon and as set forth in the Articles of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

              2.03. CLOSING OF THE MERGER. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, WA 98104, on the second Business Day after the last of the conditions to Closing set forth in SECTIONS 7.01 and 7.02 have been satisfied or waived by the party or parties entitled to waive the same or such other date as to which the parties may agree (the "CLOSING DATE").

              2.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

              2.05. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Acquisition in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

              2.06. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

              2.07. OFFICERS. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

              2.08.  CONVERSION OF SHARES.

              (a) At the Effective Time, all of the shares of common stock, without par value, of the Company issued and outstanding immediately prior to the Effective Time (the "SHARES") shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become Seven Million (7,000,000) shares of Class B Common Stock ("PARENT COMMON STOCK"), par value $.01 per share, of Parent (the "MERGER CONSIDERATION"). Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

              (b) At the Effective Time, each outstanding share of the common stock, without par value, of Acquisition shall be converted into one share of common stock, without par value, of the Surviving Corporation.

                                    ARTICLE III.
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MICROSOFT

              Except as disclosed in this Agreement, the Schedules or the Exhibits, Microsoft and the Company hereby represent and warrant to Parent and Acquisition as follows:

              3.01   EXISTENCE AND POWER; CAPITALIZATION.

                     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all corporate power and all governmental licenses, governmental authorizations, governmental consents and governmental approvals required to carry on the Business as now conducted by it and to own and operate the Business as now owned and operated by it. The Company is, or will be at Closing, duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of the business conducted by it is such as to require it to be so license or qualified, except where the failure to be so qualified, whether singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                     (b) The authorized capital stock of the Company consists solely of 25,000 shares of common stock, without par value, of which, as of the Closing Date, 1,000 Shares will be issued and outstanding and owned by Microsoft. All of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, or subscriptions, warrants, options, rights, calls, agreements, demands or other arrangements or commitments of any character obligating the Company to issue or dispose of any of its equity securities or any ownership interest therein or otherwise relating to the capital stock of the Company.

              3.02 AUTHORIZATION. The execution, delivery and performance by the Company and Microsoft of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are within the powers of the Company and Microsoft and have been duly authorized by all necessary corporate action on its part. This Agreement and the Ancillary Agreements have been duly and validly executed by the Company and Microsoft and constitute the legal, valid and binding agreement of the Company and Microsoft each enforceable against the Company and Microsoft in accordance with its terms,
(i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company and Microsoft of this Agreement and the Ancillary Agreements require no material action by, consent or approval of, or filing with, any Governmental Authority other than actions in compliance with any applicable requirements of the HSR Act.

              3.04 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.04, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and Microsoft do not and will not (a) contravene or conflict with the Charters or Bylaws of the Company and Microsoft; (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a material violation of any provision of any Applicable Law binding upon or applicable to the Company, Microsoft, the Business or the Shares; or (c) result in the creation or imposition of any Lien on any of the assets of the Business.

              3.05   ABSENCE OF CERTAIN CHANGES.  Except as set forth on
SCHEDULE 3.05, or as otherwise disclosed in this Agreement, since June 1, 1999, the Business has been conducted in the ordinary course, and there has not been:

                     (a) any event, occurrence, state of circumstances or facts or change in the Business that has had or that may be reasonably expected to have, either alone or together, a Material Adverse Effect;

                     (b) any incurrence, assumption or guarantee of any indebtedness for borrowed money by the Company or Microsoft in connection with the Business;

                     (c) any (i) payments by the Company in respect of Debt or in satisfaction of any Liabilities of the Company, other than in the ordinary course of business or

(ii) creation, assumption or sufferance of the existence of (whether by action or omission) any Lien on any Company Asset, other than Permitted Liens;

                     (d) any (i) commitment made, or any Contract entered into, by Microsoft or the Company, including any capital expenditures or commitments for additions to property, plant, equipment or intangible capital assets which exceed One Hundred Thousand Dollars ($100,000) individually,
(ii) waiver, amendment, termination or cancellation of any Contract by the Company or Microsoft in connection with the Business or (iii) any relinquishment of any rights thereunder by the Company or of any other right or debt owed to the Company, other than, in each such case, actions taken in the ordinary course of business consistent with past practice;

                     (e) any sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer, lease or otherwise dispose of any asset or property having a value of One Hundred Thousand Dollars ($100,000) in the aggregate other than in the ordinary course of business; or

                     (f) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any full time employees (excluding contingent, temporary or part time employees) hired by Microsoft or the Company for the Business, who were not subject to a collective bargaining agreement at June 1, 1999, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees.

              3.06   PROPERTIES; MATERIAL LEASES; TANGIBLE ASSETS.

                     (a) Except as set forth on SCHEDULE 3.06(A), (i) the Company has, or will have, as of the Closing, a good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of the Company Assets and (ii) the Company holds title to each such property and asset free and clear of all Liens, adverse claims, or any other rights of others or other adverse interests of any kind (collectively, "ENCUMBRANCES"), except Permitted Liens. The representations in this SECTION 3.06(A) do not apply to the Marks, Content or Intellectual Property Rights as to which only the representations in SECTION 3.13 shall apply.

                     (b) All material tangible assets of the Company, are, or will be as of the Closing, in all material respects in reasonably serviceable operating condition and repair and are adequate for the conduct of the Business in substantially the same manner as the Business has heretofore been conducted.

                     (c) SCHEDULE 3.06(C) sets forth a true and complete list of all real property owned or leased by the Company in connection with the Business (collectively, the "REAL PROPERTY"), including the location of, and a brief description of the nature of the activities conducted on, such Real Property.

              3.07   LITIGATION.  Except as disclosed on SCHEDULE 3.07,
(i) there are no actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations pending that have been brought by or against Microsoft or the Company by or against any Governmental Authority or any other Person (collectively, "PROCEEDINGS") pending or, to the knowledge of Microsoft or the Company, threatened, against or by Microsoft or the Company with respect to the Business or which seeks to enjoin or rescind the transactions contemplated by this Agreement; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority naming Microsoft or the Company with respect to the Business as an affected party.

              3.08   MATERIAL CONTRACTS.

                     (a) All Material Contracts which are located at the offices of Microsoft in Redmond, Washington have been made available to Parent.

                     (b) Except as disclosed in SCHEDULE 3.08(b), each Material Contract is a legal, valid and binding obligation of Microsoft or the Company and each other party thereto, enforceable against each such party thereto in accordance with its terms, and neither the Company nor, to the knowledge of Microsoft or the Company, any other party thereto is in material default thereunder.

                     (c) The consummation of the transactions contemplated hereby does not and will not constitute a material default on the part of Microsoft or the Company under any of the Material Contracts.

                     (d) The representations in this SECTION 3.08 do not apply to the Marks, Content or Intellectual Property Rights as to which only the representations in SECTION 3.13 shall apply.

              3.09   PERMITS; REQUIRED CONSENTS.

                     (a) The Company has, or will have at Closing, all material approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Authorities necessary for the operation of the Business in substantially the same manner as currently operated or affecting or relating in any way to the Business (the "PERMITS"). Each Permit is, or will be as of the Closing, valid and in full force and effect in all material respects, and none of the material Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

                     (b)    The Company has, or will have as of the Closing,
(i) each material governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under Applicable Law to be obtained by Microsoft or the Company by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit or otherwise (each, a "REQUIRED GOVERNMENTAL APPROVAL" and collectively with the Required Contractual Consents, the "REQUIRED CONSENTS").

              3.10 COMPLIANCE WITH APPLICABLE LAWS. Microsoft and the Company have not violated or infringed, and are not in violation or infringement of, any Applicable Law relating to the operation of the Business or any order, writ, injunction or decree of any Governmental Authority relating to the Business.

              3.11 EMPLOYEE BENEFITS. None of the Company, Microsoft and any ERISA Affiliates of Microsoft currently sponsors or has ever sponsored, maintained, contributed to, or incurred an obligation to contribute to, any Employee Pension Benefit Plan (other than Employee Pension Benefit Plans that will remain the full responsibility of Microsoft) on behalf of or with respect to any employee of the Business. Neither Microsoft nor the Company currently sponsors, maintains or contributes to any Multiemployer Plan covering employees of the Business.

              3.12   LABOR AND EMPLOYMENT MATTERS.

                     (a) No collective bargaining agreement exists that is binding on the Company and no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative.

                     (b) (i) there is no labor strike, slow down or stoppage pending or, to the knowledge of Microsoft or the Company, threatened, against or directly affecting the Business, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and, to the knowledge of Microsoft or the Company, no claims therefor exist; and
(iii) none of Microsoft, the Company and any of their Affiliates has received any notice or has any knowledge of any threatened labor or employment dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of the Business.

              3.13   INTELLECTUAL PROPERTY.

                     (a) CERTAIN DEFINITIONS. When used in this SECTION 3.13, the following capitalized terms shall have the following meanings:

                            (i)    "CONTENT" means content and information
(including editorial and advertising content and information) of whatever type and in whatever medium, including without limitation, all text, graphics (including JPEG and GIF files), images, artwork and audiovisual materials, in each case whether in analog or digital format, displayed on a website, excluding executable software programs. The following are examples of items that constitute "Content" of a website.

                            (A)    text displayed on a website in the
                                   form of reviews, features, listings,
                                   event calendars, promotional and
                                   descriptive text (such as headlines
                                   and teasers), site taxonomy and
                                   nomenclature;

                            (B)    audio and video (both streaming and
                                   downloadable) clips;

                            (C)    animations;

                            (D)    format and structure and overall
                                   design and appearance of the user
                                   interface;

                            (E)    archival and original materials, such
                                   as text documents, uncompressed images
                                   (such as Photoshop or Illustrator
                                   artwork), and uncompressed audio and
                                   video clips; and

                            (F)    artwork for banners and other images
                                   designed to promote content and
                                   functionality.

                            (ii)   "EXCLUDED TERRITORY" means Australia, New
Zealand and Papua/New Guinea.

                            (iii)  "INTELLECTUAL PROPERTY RIGHTS" means
intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:

                            (A) fictional business names, trade names, trademarks and service marks (whether registered or unregistered, including any applications for registration of any of the foregoing), logos, Internet domain names, trade dress rights and general intangibles of a like nature, together with the goodwill associated with any of the foregoing (collectively, "MARKS");

                            (B) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "PATENTS");

                            (C) copyrights and registrations and applications therefor (collectively, "COPYRIGHTS");

                            (D) proprietary and confidential information which constitute trade secrets such as proprietary and confidential know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, and data bases in each case excluding any of the foregoing to the extent the rights therein comprise or are protected by Copyrights or Patents (collectively, "TRADE SECRETS"); and

                            (E) moral rights, publicity rights and any other intellectual, proprietary or similar intangible rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets (collectively, "OTHER IP RIGHTS").

                            (iv)   "SIDEWALK MARK" means the mark, Sidewalk,
together with the goodwill of the business symbolized thereby, and all Intellectual Property Rights therein or thereto, outside the Excluded Territory.


                            (V)    "SIDEWALK CONTENT" means Content used or
acquired for use exclusively in connection with the Business.

                     (b)    MARK.  Except as may be set forth in
SCHEDULE 3.13(b), Microsoft makes the following representations and warranties with respect to the Sidewalk Mark:

                            (i)    Attached hereto as SCHEDULE 3.13(b)-REG.
STATUS is a summary of the registration status of the Sidewalk Mark in each country where Microsoft has registered the Sidewalk Mark and the Company is the owner of all right, title and interest in and to the Sidewalk Mark in the countries in which such registrations were obtained or applications are pending within the scope of use set forth in such registrations or applications (as applicable), free and clear of any and all Liens, covenants, conditions or other adverse claims or interests of any kind or nature, and Microsoft has not received any notice or claim (whether written or oral) challenging Microsoft's complete and exclusive ownership of such rights in the Sidewalk Mark or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto.

                            (ii)   Microsoft has not received any notice or
claim (whether written or oral) challenging the validity or enforceability of the Sidewalk Mark, and, to the knowledge of Microsoft, the Sidewalk Mark is legally valid and enforceable without material qualification, limitation or restriction on its use in the classifications and applicable jurisdictions covered by the registrations referred to in SCHEDULE 3.13(b) - Reg. Status;

                            (iii)  Microsoft has not taken any action (or failed
to take any action), or used or enforced (or failed to use or enforce) the Sidewalk Mark, in each case in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment, or unenforceability of the Sidewalk Mark, or any of Microsoft's rights therein, in connection with the uses of the Sidewalk Mark made by Microsoft as of the Closing Date;

                            (iv)   Microsoft has taken reasonable steps to
protect its rights in and to the Sidewalk Mark and to prevent the unauthorized use thereof by any other Person, in each case in accordance with standard industry practice, and has adequately policed the Sidewalk Mark against third party infringement of which it is aware;

                            (v)    Microsoft has not granted to any Person any
right, license or permission to use the Sidewalk Mark;

                            (vi)   all maintenance fees, annuities, and the like
due on the Sidewalk Mark have been timely paid;

                            (vii)  the Sidewalk Mark has not been and is not now
involved in any opposition or cancellation proceeding and, to the knowledge of Microsoft, no such action is threatened with the respect to the Sidewalk Mark;

                            (viii) to the knowledge of Microsoft, there is no
trademark or service mark or application therefor of any other Person that is conflicting with the Sidewalk Mark and the use of the Sidewalk Mark in the manner used by Microsoft as of the Closing Date does not create a likelihood of confusion with any trade name, trademark or service mark of any other Person;

                            (ix)   to the knowledge of Microsoft, there has been
no prior use of the Sidewalk Mark by any third party which would confer upon such third party superior rights in the Sidewalk Mark vis-a-vis the uses of the Sidewalk Mark by Microsoft as of the Closing Date; and

                            (X)    the Sidewalk Mark has been continuously used
in the form appearing in, and in connection with the goods and services listed in, its registration certificate.

                     (c) SIDEWALK CONTENT. Microsoft has not registered (with the united states copyright office or in the appropriate office in any foreign jurisdiction outside the excluded territory) any copyrights that relate to sidewalk content, nor has microsoft filed any pending applications for registration of such copyrights anywhere in the world outside the excluded territory. Except as may be set forth on SCHEDULE 3.13(c):

                            (i)    Microsoft has not received any written notice
or claim challenging or questioning the validity or enforceability of any Copyright covering material Sidewalk Content or indicating an intention on the part of any Person to bring a claim that any such copyright is invalid, is unenforceable or has been misused and, to the knowledge of Microsoft, no such Copyright otherwise has been challenged or threatened in any way;

                            (ii)   As to any Copyright covering any Sidewalk
Content that is owned exclusively by Microsoft (collectively, "OWNED CONTENT COPYRIGHTS"), to the knowledge of Microsoft, Microsoft has not taken any action or failed to take any action, or used or enforced (or failed to use or enforce) any of the Owned Content Copyrights, in each case in a manner that would result in the unenforceability of any of the Owned Content Copyrights;

                            (iii)  To the knowledge of Microsoft, Microsoft has
taken all reasonable steps to protect its rights in and to the Owned Content Copyrights, in each case in accordance with standard industry practice (it being agreed and acknowledged that the lack of registration of any such Owned Content Copyrights does not constitute the failure by Microsoft to so take such reasonable steps);

                            (iv)   Microsoft has not granted to any Person
any right, license or permission to exercise any rights under any of the Owned Content Copyrights, including without limitation any exclusive or non-exclusive right to display, distribute, develop, prepare derivative works based on, or otherwise commercially exploit any Sidewalk Content, other than
(A) non-exclusive licenses granted to end users in the ordinary course of business, and (B) non-exclusive licenses that do not include the right to use or exploit such Owned Content Copyrights in connection with a business substantially similar to the Business or to the Citysearch website maintained by Parent or that otherwise competes with the Business in any material respect and that, in the case of any such non-exclusive licenses, individually or in the aggregate would not have a Material Adverse Effect;

                            (v)    To the knowledge of Microsoft, Microsoft has
acquired all rights and licenses necessary to display, publish, distribute and otherwise commercially exploit in connection with the Business as of the Closing all Sidewalk Content as to which Microsoft is not the exclusive owner, including, without limitation, all Sidewalk Content licensed under currently effective and material agreements and arrangements pertaining to the licensing of Sidewalk Content licensed by any third party to Microsoft other than any such agreements and arrangements that relate solely to content used in a single local site on Sidewalk.com (collectively, "CONTENT LICENSE AGREEMENTS") or otherwise licensed from third parties, and no claims have been made by the owners of such licensed Sidewalk Content or any third party questioning or challenging Microsoft's right so to exploit such Sidewalk Content;

                            (vi)   all Content License Agreements are, and until
the Closing will remain, in full force and effect in accordance with their terms, and Microsoft is not in material breach thereof, nor is it aware of any claim or information to the contrary;

                            (vii)  there are no outstanding and, to the
knowledge of Microsoft, no threatened material disputes or disagreements with respect to any Content License Agreement or to the knowledge of Microsoft any other material licensing agreement under which Sidewalk Content is licensed by Microsoft from a third party;

                            (viii) the rights licensed under each Content
License Agreement shall be exercisable by Parent on and after the Closing to the same extent as exercisable by Microsoft prior to the Closing (subject to any consent requirement applicable to the assignment thereof);

                            (ix)   the Content License Agreements together
expressly confer on Microsoft valid and enforceable rights under or in respect of all of the Intellectual Property Rights purportedly licensed under the respective Content License Agreements that are not owned exclusively by Microsoft and that cover or protect Sidewalk Content; and

                            (x)    subject to any required third party consent,
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the impairment of any rights under, any Content License Agreement.

                     (d)    OWNERSHIP.    Outside the Excluded Territory, the
Company is the owner of all right, title and interest in and to the Owned Content Copyrights free and clear of any and all Liens, covenants, conditions or other adverse claims or interests of any kind or nature, and Microsoft has not received any written notice or claim challenging Microsoft's complete and exclusive ownership of the Owned Content Copyrights or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto outside the Excluded Territory.

                     (e)    INFRINGEMENT.  Except as may be set forth in
SCHEDULE 3.13(e), Microsoft is not a party to any legal action or proceeding, nor is, or during one-year period prior to date hereof has been, any legal action or proceeding been threatened in writing, that involves or involved a claim of infringement, misappropriation or other wrongful use or exploitation (excluding any claims which, even if true, would not be material, and, in the case of threatened claims, claims for which to the knowledge of Microsoft there is no reasonable basis), either (i) by Microsoft against any other Person or
(ii) by any Person against Microsoft, of any Intellectual Property Right used or exploited by Microsoft solely in the conduct of the Business. To the knowledge of Microsoft, no other Person has infringed, misappropriated, violated or otherwise wrongfully exploited any Owned Content Copyright in any material manner. Except as may be set forth in SCHEDULE 3.13(e), to the knowledge of Microsoft, the use or other exploitation by Microsoft outside the Excluded Territory of the Sidewalk Mark, the Sidewalk Content or any other Content owned by Microsoft and displayed on Sidewalk.com immediately prior to the Closing, do not conflict with, infringe upon, violate, result in a misappropriation of, or otherwise involve any material wrongful use or exploitation of, any patent, copyright, trade secret or other Intellectual Property Right or other right of any Person, nor is any of the foregoing subject to any outstanding order, judgment, decree, stipulation or agreement materially restricting the use thereof by Microsoft in connection with the Business or, in the case of the Sidewalk Mark and the Owned Content Copyrights, restricting the sale, transfer, assignment or licensing thereof by Microsoft to any Person. Except as may be set forth in SCHEDULE 3.13(e), Microsoft has the exclusive right to bring actions against any Person that is infringing the Sidewalk Mark or any Owned Content Copyrights outside the Excluded Territory, and to retain for itself any damages recovered in any such action.

                     (f) EMPLOYEE ASSIGNMENT AGREEMENTS. Except as set forth in SCHEDULE 3.13(f), to the knowledge of Microsoft and Company all current and former employees and consultants of Microsoft whose duties or responsibilities relate to the development of Content have entered into assignment and proprietary information agreements with Microsoft in substantially the form provided to Buyer. To the knowledge of Microsoft, no employee or consultant of Microsoft whose duties or responsibilities relate to the development of Content is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for Microsoft or to promote the interests of Microsoft or that would conflict with the Business. The carrying on of the Business by such employees and contractors of Microsoft and the conduct of the Business as presently proposed, will not, to the knowledge of Microsoft, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants or Microsoft is now obligated. Except as set forth in SCHEDULE 3.13(f), to the knowledge of Microsoft, it will not be necessary to utilize any intellectual property of any employees of Microsoft (or Persons Microsoft currently intends to hire) acquired prior to their employment by Microsoft in order to continue to use, display and exploit any Sidewalk Content.

              3.14 ADVISORY FEES. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or Microsoft who is entitled to any fee, commission or reimbursement of expenses from the Company or Microsoft upon consummation of the transactions contemplated by this Agreement or otherwise.

              3.15.  TAX MATTERS.

                     (a) There are no liens for Taxes on any of the assets of the Company, except for liens arising from Taxes which are due but not yet payable.

                     (b) The representations of Microsoft and the Company to be provided in the Microsoft Tax Representation Letter in substantially the form set forth in EXHIBIT A hereto shall have the same force and effect as if such representations of Microsoft and the Company were set forth in this Section of the Agreement.

              3.16. ENVIRONMENTAL MATTERS. Microsoft and the Company are in material compliance with all Environmental Laws in connection with the Business, including, without limitation, all permits required thereunder to conduct its business as currently being conducted.

              3.17 INVESTMENT REPRESENTATIONS. Microsoft is acquiring the shares of Parent Common Stock received as Merger Consideration (the "PARENT SHARES") for investment solely for its own account and not with a view to, or for resale in connection with, any distribution thereof and is aware that Parent is relying upon the bona fide nature of Microsoft's investment intent as expressed herein. Microsoft further understands that the Parent Shares to be acquired have not been registered under the Securities Act (as defined below) and have not been qualified under applicable state securities laws and that any subsequent disposition thereof must be registered under the Securities Act and qualified under applicable state securities laws or be exempt from such registration and qualification. Microsoft confirms that in making the decision to acquire the Parent Shares, Microsoft and its advisors have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Parent's management and advisors concerning the terms and conditions of the transactions contemplated by this Agreement and other matters set forth in any schedule or attachment hereto. Such examination shall not render any representation or warranty ineffective except to the extent that Microsoft has actual knowledge (without any duty of inquiry) of any breach in the representations or warranties of Parent made herein.

                                ARTICLE IV.
           REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

              As an inducement to Microsoft and the Company to enter into this Agreement and to consummate the transactions contemplated herein, Parent and Acquisition hereby represent and warrant to Microsoft and the Company that:

              4.01 ORGANIZATION AND EXISTENCE. Each of Parent and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby. Each of Parent and Acquisition is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where in the aggregate the failure to be so qualified is not, and is not reasonably expected to become, material.

              4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Parent and Acquisition of this Agreement and the Ancillary Agreements and the consummation by Parent and Acquisition of the transactions contemplated hereby are within the corporate powers of Parent and Acquisition and have been duly authorized by all necessary corporate action on the part of Parent and Acquisition. This Agreement and the Ancillary Agreements constitute a legal, valid and binding agreement of Parent and Acquisition, each enforceable in accordance with its terms, except
(a) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein, (b) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and (c) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Parent and Acquisition require no action by, consent or approval of, or filing with, any Governmental Authority other than any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.

              4.04 NON-CONTRAVENTION. The execution, delivery and performance by the Parent and Acquisition of this Agreement and the Ancillary Agreements does not and will not (a) contravene or conflict with the Charters or Bylaws of Parent and Acquisition, (b) contravene or constitute a default under any material agreement to which Parent or Acquisition is a party or
(c) assuming compliance with the matters referred to in SECTION 4.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Parent or Acquisition.

              4.05 LITIGATION. There is no Proceeding pending against, or to the best knowledge of Parent and Acquisition, threatened against or affecting, Parent or Acquisition before any court or arbitrator or any governmental body, agency or official that challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

              4.06 SEC DOCUMENTS. Since December 2, 1998, Parent has made all filings required by the Securities Act of 1933 (the "SECURITIES ACT") and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), including for each act all amendments, rules and regulations (the "PARENT SEC DOCUMENTS"). Except to the extent that information contained in any SEC Report has been revised or superseded by a later filing, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated wherein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading. Since January 1, 1998, as of their respective dates, all Parent SEC Documents filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the Securities and Exchange Commission ("SEC") with respect thereto.

              4.07 CAPITALIZATION. As of the Closing Date, the authorized capital stock of Acquisition will consist of 25,000 shares of common stock, without par value, of which 1,000 shares are outstanding, all of which are owned by Parent.

              4.08 FINANCIAL STATEMENTS. The financial statements of Parent (including, in each case, any notes and schedules thereto) included in the Parent SEC Documents (a) were prepared from the books and records of Parent and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) are in conformity with applicable accounting principles applied on a consistent basis and (d) fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC). There has been no change in Parent accounting policies except as described in the notes to the financial statements included in Parent SEC Documents. Parent has no material liabilities or obligations other than (i) those set forth in such financial statements and (ii) those not required to be set forth in such financial statements under generally accepted accounting principles.

              4.09 ACQUISITION'S OPERATIONS. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (a) engaged in any business activities, (b) conducted any operations other than in connection with the transactions contemplated hereby or (c) incurred any liabilities other than in connection with the transactions contemplated hereby.

              4.10 TAX REPRESENTATIONS. The representations of Parent and Acquisition to be provided in the Tax Representation Letter in substantially the form set forth in EXHIBIT B hereto (the "PARENT TAX REPRESENTATION LETTER") shall have the same force and effect as if such representations of Acquisition and Parent were set forth in this Section of the Agreement.

                                   ARTICLE V.
                            COVENANTS OF MICROSOFT

              Microsoft hereby covenants and agrees with Parent and Acquisition as follows:

              5.01 CONDUCT OF THE BUSINESS. From the date hereof until the Closing Date, Microsoft will cause the Company to conduct the Business in the ordinary course and use its commercially reasonable efforts, without paying or increasing the compensation, payments, remuneration or fees payable to any Person other than in the ordinary course of business, to preserve intact the business organizations and relationships and goodwill with third parties PROVIDED, HOWEVER, that with respect to Microsoft's employees and contingent staff, Microsoft shall have no obligation other than as set forth in the Transition Services Agreement (as defined below). Without limiting the generality of the foregoing, from the date hereof until the Closing Date:

                     (a) without Parent's prior consent (which consent shall not be unreasonably withheld), Microsoft will not allow the Company to and will not agree to allow the Company to:

                     (i) purchase or otherwise acquire assets from any other Person, or sell or transfer any assets of the Business, other than in the ordinary course of business;

                     (ii) incur any Liability, except Liabilities (A) incurred in the ordinary course of business where the aggregate dollar amount of all such Liabilities incurred by the Business does not exceed One Hundred Thousand Dollars ($100,000), (B) incurred pursuant to existing obligations of the Company or Microsoft in connection with the Business that are disclosed in the Schedules hereto or (C) expressly contemplated by the terms of this Agreement;

                     (iii) amend or modify in any material respect or terminate any Material Contract or any other Contract entered into by the Company or Microsoft in connection with the Business after the date hereof which, if in existence on the date hereof, would be considered a Material Contract (each, a "SUBSEQUENT MATERIAL CONTRACT"); or

                     (iv) make or commit to make any capital expenditure, or group of related capital expenditures, in excess of One Hundred Thousand Dollars ($100,000) for the Business, other than (y) capital expenditures set forth on SCHEDULE 5.01(a)(iv) and (z) capital expenditures expressly required under any Material Contract.

                     (b) In connection with the Business, Microsoft shall cause the Company to:

                     (i) (A) maintain its assets in the ordinary course of business in reasonably serviceable operating order and condition, reasonable wear and tear, damage by fire and other casualty excepted,
       (B) promptly repair, restore or replace any material assets in the ordinary course of business and (C) upon any damage, destruction or loss to any of such assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such assets before such event to the extent reasonably practicable;

                     (ii)   comply with all material Applicable Laws;

                     (iii) not allow any liens for Taxes to be placed on any of the assets of the Company, except for liens arising from Taxes which are due but not yet payable;

                     (iv) use its commercially reasonable efforts to obtain, prior to the Closing Date, all Required Consents;

                     (v) take all actions within its reasonable control to be in compliance with, and to maintain the effectiveness of, all material Permits;

                     (vi) promptly notify Parent in writing if the Company or Microsoft has knowledge of any action, event, condition or circumstance, or group of actions, events, conditions or circumstances that results in, or could reasonably be expected to result in, a Material Adverse Effect, other than changes in general economic conditions;

                     (vii) promptly notify Parent in writing of the commencement of any Proceeding by or against the Business, or of becoming aware of any material claim, action, suit, inquiry, proceeding, notice of violation, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding; and

                     (viii) pay accounts payable and pursue collection of its accounts receivable in the ordinary course of business.

              5.02   AUDITED FINANCIAL STATEMENTS.

                     (a) In order to enable Parent to comply with its obligation to file with the SEC financial statements with a Current Report on Form 8-K or any other document required by the SEC, Microsoft and Company agree to, as soon as practical upon the execution of this Agreement, prepare and complete such financial statements for the Business (the "FINANCIAL STATEMENTS") and to have Deloitte & Touche LLP audit said Financial Statements (as audited, the "AUDITED FINANCIAL STATEMENTS"). Within two Business Days of the completion of the audit, and, in any event, within sixty (60) days after the Closing Date, the Company shall deliver such audited Financial Statements to Parent. In addition, Parent shall have the right to review and copy, promptly upon request, the workpapers of Microsoft, the Company and Deloitte & Touche LLP utilized in the preparation of the Audited Financial Statements for purposes of verifying the accuracy thereof.

                     (b) Microsoft and Company covenant and agree that the Audited Financial Statements (i) will be prepared based on the books and records of the Business in accordance with GAAP and present fairly the financial condition, results of operations and statements of cash flow of the Business as of the dates indicated or the periods indicated and

(ii) will contain and reflect all necessary adjustments, accruals, provisions and allowances for a fair presentation of the financial condition of the Business and the results of operations of the Business for the periods covered by such financial statement.

                     (c) Parent and Microsoft each agree to pay fifty percent (50%) of the fees and costs of Deloitte & Touche LLP in preparing the Audited Financial Statements and Microsoft and the Company shall bear their own costs in preparing the Financial Statements; PROVIDED, HOWEVER, that the total amount to be paid by Parent pursuant to this SECTION 5.02(C) will not exceed Seventy Five Thousand Dollars ($75,000).

                     (d) Parent, Microsoft and Company agree to cooperate in an effort to (i) complete the Audited Financial Statements as soon as practicable upon the execution of this Agreement and (ii) minimize the burden imposed upon Microsoft and Company under SECTION 5.02 to provide the Audited Financial Statements to Parent. Parent will use its best commercially reasonable efforts to obtain permission from the SEC to file only audited statements of assets and liabilities acquired and statements of revenues and direct expenses in lieu of the full financial statements required by Regulation S-X, and will include an explanation of the impracticality of providing such full financial statements in any filing on a Current Report on Form 8-K.

              5.03 SIDEWALK CONTENT AGREEMENTS. Promptly following the date hereof, Microsoft agrees to provide to Parent copies of each and every agreement and arrangement involving the supply by third parties to Microsoft of Sidewalk Content, including without limitation all "work made for hire" agreements with independent contractors that supply Sidewalk Content used in a local site and, to the extent available, make commercially reasonable efforts to provide the name of the contact person and phone number of the individual within the organization of the other contracting party that is responsible for administering such agreement or arrangement. Microsoft will use commercially reasonable efforts to provide all such information sufficiently in advance of the Closing Date to afford an adequate opportunity for Parent to review such information, contact the other contracting parties and, if desired by Parent, negotiate new arrangements for the provision of additional content with such parties, and Microsoft otherwise will cooperate with Parent to ensure, to the extent practicable, a smooth and efficient transfer to Parent of the Sidewalk Content together with the Business.

              5.04 RELEASE OF MORAL RIGHTS. Microsoft irrevocably waives and relinquishes, and agrees never to assert or bring, any claim, action or proceeding in which Microsoft asserts any "moral rights" or their equivalent arising under the law of any country anywhere in the world that Microsoft may possess with respect to any Sidewalk Content owned by Microsoft or the Company.

              5.05   CERTAIN PROCEEDINGS.

                     (a) With respect to the oppositions to Microsoft's applications for registration in Argentina and Brazil described in SCHEDULE 3.13(b)(2), Microsoft agrees that if such oppositions at any time result in claims by Universal Studios or any other third party against the Company or Parent, Microsoft will indemnify and hold Parent and the Company harmless from and against any and all Damages incurred or to be incurred arising from or in connection with such claims and will defend against such third party claims at Microsoft's sole cost and expense.

                     (b) With respect to the two patent infringement lawsuits described on SCHEDULE 3.13(E)(3), Microsoft agrees to indemnify and hold Parent and the Company harmless from and against any and all Damages incurred or to be incurred arising from or in connection with such lawsuits and to continue to defend such lawsuits at Microsoft's sole cost and expense.

                     (c)    The obligations of Microsoft set forth in this
SECTION 5.05 shall not be subject to the limitations of SECTION 8.03.

                                 ARTICLE VI.
                          COVENANTS OF ALL PARTIES

              The parties hereto hereby covenant and agree as follows:

              6.01 FURTHER ASSURANCES. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions as may be reasonably necessary or desirable (including, without limitation, obtaining the Required Consents and making necessary filings with all Governmental Authorities) in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Each of the parties hereto shall comply with the notification and reporting requirements of the HSR Act and use its reasonable best efforts to obtain early termination of the waiting period under the HSR Act. Notwithstanding the foregoing, no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the transactions contemplated hereby (including, by way of illustration only, any payment in connection with obtaining the Required Consents) other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions.

              6.02 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. The parties hereto shall use their best efforts to keep this Agreement and the execution and terms hereof confidential, and shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby. The parties may, however, disclose such matters to its directors, officers, executive employees and professional advisors and those of prospective financing sources to such extent as may be reasonable for the negotiation, execution and consummation of this Agreement. Each party shall keep confidential all information concerning the other obtained pursuant to this Agreement and shall not use such information except in connection with the transactions set forth herein. If for any reason such transactions shall not be consummated, each party will return all such information (including all copies thereof) regarding the other, to the other party. The foregoing obligations of confidentiality in this SECTION 6.02 do not pertain to the disclosure of information which is available publicly, is required to be disclosed by any court or any party discloses, upon advice of counsel, in order to comply with Applicable Law. The parties hereto recognize and agree that in the event of a breach by a party of this section, money damages would not be an adequate remedy to the injured party for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by such injured party therefrom. Accordingly, if there should be a breach or threatened breach by a party of the provisions of this section, the injured party shall be entitled to an injunction restraining the breaching party from any breach without showing or proving actual damage sustained by the injured party. Nothing in the preceding sentence shall limit or otherwise affect any remedies that a party may otherwise have under Applicable Law. The parties agree to jointly prepare and to distribute (singly or jointly) a press release disclosing the execution and delivery of this Agreement and the substance of the transactions contemplated hereby.

              6.03 DISTRIBUTION AGREEMENT. On or before the Closing Date, Parent and Microsoft will enter into that certain MSN/CitySearch Distribution and Cross Promotion Agreement in the form attached hereto as EXHIBIT C (the "DISTRIBUTION AGREEMENT").

              6.04 TRANSITION SERVICES AGREEMENT. Concurrently herewith, Parent and Microsoft will enter into that certain Transition Services Agreement of even date herewith (the "TRANSITION SERVICES AGREEMENT"), pursuant to which Microsoft will provide transitional services to Parent on the terms provided therein.

              6.05 LICENSE AGREEMENT. On or before the Closing Date, Parent and Microsoft will enter into that certain License Agreement in the form attached hereto as EXHIBIT D (the "LICENSE AGREEMENT).

              6.06   TAX MATTERS.

                     (a) Parent, Microsoft and Acquisition will report the Merger on their U.S. federal income tax returns in a manner consistent with the Merger constituting a reorganization within the meaning of Code Section 368(a) and will comply with all reporting obligations of such a reorganization set forth in the Code and the Treasury Regulations promulgated thereunder, unless any of the parties to this Agreement are required, pursuant to a "determination" within the meaning of Code Section 1313(a), to treat the Merger in a different manner.

                     (b) Microsoft shall arrange to have all Tax Returns of the Company with respect to periods ending on or prior to the Closing Date prepared and filed, and signed by a current officer of the Company. Microsoft, Parent and the Company shall cooperate in good faith in the preparation of such Tax Returns and in any tax audit or examination of the Company, and shall retain and make available to any other party any documentation which is necessary or required for the preparation of such Tax Returns or in connection with any such audit or examination.

                     (c) Following the Closing, from time to time as the Company may reasonably request, Microsoft will provide to the Company information regarding the tax basis and other tax attributes of the assets of the Company sufficient to enable Parent and the Company to comply with their Tax reporting obligations. Thereafter, Microsoft shall inform Parent on a timely basis of any adjustments to the tax basis of the assets or other tax attributes of the Company as a result of any audit, examination or other Tax proceedings.

              6.07 LOCK-UP. Microsoft agrees that it will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any Parent Shares for a period commencing on the Closing Date and continuing to a date 180 days after the Closing Date (the "LOCK-UP PERIOD"); PROVIDED, HOWEVER, that nothing in this SECTION 6.07 will prevent Microsoft from engaging in certain "hedging transactions" so long as Microsoft uses commercially reasonable efforts to affect such hedging transactions in a manner that will minimize any adverse effects on the trading price of Parent Common Stock on the Nasdaq National Market. Microsoft also consents to the entry of stop transfer instructions by Parent's transfer agent and registrar prohibiting the transfer of Parent Shares by Microsoft except in compliance with the foregoing restrictions; PROVIDED, HOWEVER, that, upon the reasonable request of Microsoft, the Parent Shares shall be released from such stop transfer instructions and issued without legends to permit Microsoft to lend such Parent Shares to counterparties in connection with hedging transactions, but only insofar as any such transaction is conducted in accordance with the covenants set forth in the immediately preceding sentence.

              6.08   CASH ADJUSTMENT TO MERGER CONSIDERATION.

                     (a) Microsoft and Parent understand and agree that Microsoft will be responsible for, and will reimburse Parent for, or pay directly, any and all operating expenses of the Company incurred during the period ending on the Closing Date (the "INTERIM PERIOD"). Such operating expenses shall include, without limitation, (i) salaries, wages and other employee expenses, (ii) rental payments, (iii) utility payments, (iv) Taxes and (v) Liabilities or commitments incurred in violation of SECTIONS 5.01(A)(ii) and (iv), in each case whether or not then due and payable and prorated through the Closing Date (collectively, the "PAYABLES").

                     (b) Without limiting the generality of the foregoing, within ten (10) Business Days following the Closing Date (i) to the extent that the Payables exceed the cash on hand of the Company, net of any outstanding checks or bank drafts (the "CASH"), Microsoft shall pay to Parent an amount in cash equal to such excess and (ii) to the extent that the Cash exceeds the Payables, then Parent shall pay to Microsoft an amount in cash equal to such excess.

                     (c) Parent will, from time to time, tender to Microsoft payments in respect of accounts receivable relating exclusively to the Interim Period received by the Company after the Closing Date.

                                    ARTICLE VII.
                               CONDITIONS TO CLOSING

              7.01 CONDITIONS TO OBLIGATION OF PARENT AND ACQUISITION. The obligations of Parent and Acquisition to consummate the Closing are subject to the satisfaction of each of the following conditions:

                     (a) (i) Each of Microsoft and the Company shall have performed and satisfied each of its obligations hereunder and in the Ancillary Agreements required to be performed and satisfied by it on or prior to the Closing Date, (ii) each of the representations and warranties of Microsoft and the Company contained herein and in the Ancillary Agreements shall have been true, correct and complete when made and shall be true, correct and complete at and as of the Closing with the same force and effect as if made as of the Closing, except for breaches that (x) do not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement or (y) result from or arise out of actions taken or avoided at the direction of Parent which Microsoft or the Company would not have otherwise taken or avoided and (iii) Parent shall have received certificates signed by duly authorized executive officers of Microsoft and the Company to the foregoing effect and to the effect that the conditions specified within this SECTION 7.01 have been satisfied.

                     (b) All Required Consents shall have been obtained without condition, and shall be in full force and effect, except to the extent that the failure to obtain such consents does not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement. All waiting periods under the HSR Act (and any extension thereof) applicable to the transactions contemplated by this Agreement shall have expired or terminated. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law or any Required Consent to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Consents are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing, except to the extent that the failure to satisfy such conditions and requirements does not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement.

                     (c) The transactions contemplated by this Agreement and the Ancillary Agreements and the consummation of the Closing shall not materially violate any Applicable Law. There shall be no actions or Proceedings underway or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to materially restrict or prohibit the transactions contemplated hereby or the consummation of the Closing, or to impose conditions that would be reasonably likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that Parent and Acquisition shall be deemed to automatically waive this condition if Microsoft agrees to indemnify, defend and hold harmless Parent and Acquisition against any such action.

                     (d) Microsoft shall have duly executed and delivered to Parent the Distribution Agreement.

                     (e) Microsoft shall have duly executed and delivered to Parent the Transition Services Agreement.

                     (f) Microsoft shall have duly executed and delivered to Parent the License Agreement.

              7.02 CONDITIONS TO OBLIGATION OF MICROSOFT AND THE COMPANY. The obligations of Microsoft and the Company to consummate the Closing are subject to the satisfaction of each of the following conditions unless waived by Microsoft:

                     (a) (i) Each of Parent and Acquisition shall have performed and satisfied each of its obligations hereunder and in the Ancillary Agreements required to be performed and satisfied by it on or prior to the Closing Date; (ii) each of the representations and warranties of Parent and Acquisition contained herein and in the Ancillary Agreements shall have been true, correct and complete when made and shall be true, correct and complete at and as of the Closing with the same force and effect as if made as of the Closing, except for breaches that (x) do not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement or (y) result from or arise out of actions taken or avoided at the direction of Microsoft which Parent or Acquisition would not have otherwise taken or avoided and (iii) Microsoft shall have received a certificate signed by duly authorized executive officers of Parent and Acquisition to the foregoing effect and to the effect that the conditions specified within this SECTION 7.02 have been satisfied.

                     (b) All Required Consents shall have been obtained without condition, and shall be in full force and effect, except to the extent that the failure to obtain such consents does not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement. All waiting periods under the HSR Act (and any extension thereof) applicable to the transactions contemplated by this Agreement shall have expired or terminated. No Proceedings shall have been instituted or threatened by any Governmental Authority with respect to any Required Governmental Approval as to which there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All conditions and requirements prescribed by Applicable Law or any Required Consent to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Consents are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing, except to the extent that the failure to satisfy such conditions and requirements does not have a Material Adverse Effect on the benefits of the transaction reasonably anticipated by this Agreement.

                     (c) The sale and transfer contemplated by this Agreement and the Ancillary Agreements and the consummation of the Closing shall not materially violate any Applicable Law. There shall be no Proceedings underway or threatened by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or seeking to materially restrict, prohibit or condition the transactions contemplated hereby or the consummation of the Closing.

                     (d) Parent shall have duly executed and delivered to Microsoft the Distribution Agreement.

                     (e) Parent shall have duly executed and delivered to Microsoft the Transition Services Agreement.

                     (f) Parent shall have duly executed and delivered to Microsoft the License Agreement.

                     (g)    Parent shall have issued the Warrants to Microsoft.

                     (h) Parent and Acquisition shall have duly executed and delivered to Microsoft and Microsoft's counsel the Parent Tax Representation Letter.

                     (i) Parent shall have duly executed and delivered to Microsoft that certain Registration Rights Agreement, dated as of the Closing Date, by and between Microsoft and Parent.

                                   ARTICLE VIII.
                                  INDEMNIFICATION

              8.01   AGREEMENT TO INDEMNIFY.

                     (a) Parent and its Affiliates (collectively, the "PARENT INDEMNITEES") shall each be indemnified and held harmless to the extent set forth in this ARTICLE VIII by Microsoft in respect of any and all Damages reasonably and proximately incurred by any Parent Indemnitee:

                            (i) as a result of any inaccuracy or
misrepresentation in or breach of any representation, warranty, covenant or agreement made by Microsoft or the Company in this Agreement as of the Closing; and

                            (ii) arising from a claim by a third party that:

                            (A) any of the Sidewalk Content or any other Content used or displayed by Microsoft or the Company on or in connection with Sidewalk.com at any time prior to the Closing Date, or the Sidewalk Mark or any other Mark used or displayed by Microsoft or the Company on or in connection with Sidewalk.com at any time prior to the Closing Date, or the exercise of any Intellectual Property Rights in connection with the conduct of the Business prior to the Closing Date, or

                            (B) any of the Owned Content Copyrights or the Sidewalk Mark, or the use, display or exploitation of the Sidewalk Mark in the same manner as used by Microsoft as of the Closing Date or of any of the Owned Content Copyrights, by any Parent Indemnities in connection with the conduct on and after the Closing Date of (1) the Business, (2) the business of Parent relating to Parent's Citysearch online business or
       (3) any similar online city guide business launched by any Parent Indemnitee (including without limitation any successor to the Business or the Citysearch online business),

infringes, violates, misappropriates or otherwise wrongfully exploits any Intellectual Property Rights of any third party, excluding any such claim to the extent it is based on, or would not have arisen but for, modifications made following the Closing Date by any person other than

Microsoft, or otherwise violates any rights of any third party (including by giving rise to libel or defamation cause of action).

                     (b)    Microsoft shall indemnify Parent and the Company
(i) for all Taxes of Microsoft and the Microsoft affiliated group, and for all Taxes of the Company for all periods ending on or before the Closing Date, (ii) for all Excluded Liabilities (as defined in SCHEDULE II) and (iii) for any Damages resulting from claims by third parties that Microsoft or the Company breached any obligations to such third party on or before the Closing Date or as a result of the transactions contemplated hereby (it being understood that Microsoft shall not be responsible for, and shall not indemnify Parent for Damages resulting from, the inability to assign certain contracts relating to the Business to the Company).

                     (c) The Company and its Affiliates (collectively, the "COMPANY INDEMNITEES") shall be indemnified and held harmless to the extent set forth in this ARTICLE VIII by Parent in respect of any and all Damages reasonably and proximately incurred by any Company Indemnitee as a result of any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by the Parent in this Agreement.

                     (d)    Except as set forth in SECTIONS 8.01(a), (b) and
(c) and except to the extent of confidentiality provisions in this Agreement, no Person shall have any claim or cause of action as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of any Indemnifying Party referred to in this SECTION 8.01 against any Affiliate, stockholder, director, officer, employee, consultant or agent of such Indemnifying Party. Nothing set forth in this ARTICLE VIII shall be deemed to prohibit or limit any Parent Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing Date, to seek injunctive or other equitable relief for the failure of any Indemnifying Party to perform any covenant or agreement contained herein.

              8.02   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                     (a) Except as hereinafter provided in this SECTION 8.02, all representations, warranties, covenants, agreements and obligations of each Indemnifying Party contained herein and all claims of any Parent Indemnitee or Company Indemnitee in respect of any breach of any representation, warranty, covenant, agreement or obligation of any Indemnifying Party contained in this Agreement, shall survive the Closing and shall expire on April 30, 2001, except for covenants or obligations which by their terms shall be performed after the Closing which shall survive the Closing and not expire unless otherwise provided in this Agreement. Notwithstanding anything herein to the contrary, indemnification for claims for which written notice as provided in SECTION 8.05 has been timely given shall not expire until the final resolution of such claim in accordance with
SECTION 10.11.

                     (b) Notwithstanding SECTION 8.02(a), each of the following representations, warranties, covenants, agreements and obligations of Microsoft as Indemnifying Party shall survive the Closing Date until the thirty (30) days after the expiration of any applicable statute of limitations, including extensions thereof: (i) the inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by

Microsoft at any time in this Agreement arising out of fraud; (ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made in SECTIONS 3.01, 3.02, 3.14 or 3.15 or any breach of any covenant contained in SECTION 10.03 regardless of whether such inaccuracy or misrepresentation or breach arises out of fraud, gross negligence or willful misconduct; (iii) any obligation of Microsoft as Indemnifying Party under
SECTION 8.01(b)(i); and (iv) the breach or failure to perform by Microsoft or the Company after the Closing Date of any of the covenants, agreements or obligations of Microsoft contained in this Agreement or in the Exhibits attached hereto which by their terms shall be performed after the Closing.

                     (c) Notwithstanding SECTION 8.02(a), each of the following representations, warranties, covenants, agreements and obligations of Parent as an Indemnifying Party shall survive the Closing Date until the expiration of the applicable statute of limitations, including extensions thereof: (i) any inaccuracy or misrepresentation in or breach of any representation, warranty, covenant or agreement made by Parent in this Agreement arising out of fraud; (ii) any inaccuracy or misrepresentation in or breach of any representation or warranty made in SECTIONS 4.01 and 4.02, regardless of whether such inaccuracy or misrepresentation or breach arises out of fraud, gross negligence or willful misconduct; and (iii) the breach or failure to perform by Parent after the Closing Date of any of the covenants, agreements or obligations of Parent contained in this Agreement or in the Exhibits attached hereto which by their terms shall be performed after the Closing.

              8.03 LIMITATION. The Parent Indemnitees shall be entitled to indemnification pursuant to SECTION 8.01(a) only if the total aggregate Damages under SECTION 8.01(a) exceeds One Million Five Hundred Thousand Dollars ($1,500,000). The aggregate amount which the Parent Indemnitees shall be entitled to be indemnified for under SECTION 8.01(a) will not exceed Sixty Million Dollars ($60,000,000). The sole remedy of the Parent Indemnities for breaches of this Agreement shall be claims made in accordance with and subject to the limitations of this ARTICLE VIII.

              8.04 CLAIMS FOR INDEMNIFICATION. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this
ARTICLE VIII in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly, but within the periods specified by SECTION 8.02(A), (b) or (c), as the case may be, shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) Business Day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty (20) Business Days following its receipt of such notice either (y) to acquiesce in such claim and its respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this ARTICLE VIII by giving such Indemnitee written notice of such acquiescence or (z) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty (20) Business Day period, such Indemnifying Party shall be deemed to have acquiesced in such claim and their respective responsibilities to indemnify the Indemnitee in respect thereof in accordance with the terms of this ARTICLE VIII.

              8.05 DEFENSE OF CLAIMS. In connection with any claim which may give rise to indemnity under this ARTICLE VIII resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party with respect to such claim or Proceeding acknowledges to the Indemnitee the Indemnitee's right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provide assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps reasonably necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this SECTION 8.05, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Indemnitee; PROVIDED, HOWEVER, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to such Indemnitees prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release such Indemnitee from any liability in such matter; PROVIDED, FURTHER, that the Indemnifying Party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and PROVIDED, FURTHER, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this SECTION 8.05. If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this SECTION 8.05, such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If the Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                                    ARTICLE IX.
                                    TERMINATION

              9.01 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                     (a) by mutual written agreement of all of the parties hereto;

                     (b) by either Parent or Microsoft at any time by written notice if there shall have been (1) any one or more material inaccuracies or material misrepresentations in or material breaches of the representations or warranties made by another party hereto contained herein which have had or, if not cured prior to the Closing Date, could be reasonably expected to have, a Material Adverse Affect when taken into account with all other uncured inaccuracies or misrepresentations in or breaches of such representations or warranties or (2) a failure by another party hereto to perform and satisfy in any material respect and in a timely fashion any of its obligations under this Agreement required to be performed and satisfied on or prior to the Closing Date, or a failure by such party to perform and satisfy any other obligations under this Agreement if the aggregate of all such other failures shall be material; PROVIDED, HOWEVER, that a termination pursuant to this SECTION 9.01(b) shall become effective
(i) fifteen (15) days after notice with respect to a misrepresentation or breach that is not capable of being cured on or prior to the Closing Date is given, or (ii) immediately prior to the Closing with respect to a misrepresentation or breach that is capable of being cured, but is not cured, on or immediately prior to the Closing Date;

                     (c) by Parent or Microsoft if any Federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable; and

                     (d) by Parent or Microsoft, if the Closing shall not have been consummated by November 1, 1999 or, only if a Governmental Authority has made a second request for information under the HSR Act, January 1, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that neither Parent or Microsoft may terminate this Agreement pursuant to this SECTION 9.01(d) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

              9.02 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by SECTION 9.01 such termination shall be without liability of any party to any other party to this Agreement except as hereinafter expressly provided in this SECTION 9.02. If one party to this Agreement (i) willfully fails to fulfill a condition to the other's performance of its obligations hereunder, (ii) fails to perform a covenant contained herein,
(iii) willfully breaches this Agreement or (iv) materially breaches any of its representations and warranties contained herein, such party shall be fully responsible for all damages and expenses incurred by the other party to this Agreement as a result of such breach or failure. The provisions of SECTIONS 6.02, 10.03, 10.05 and 10.11 shall survive any termination of this Agreement pursuant to ARTICLE IX, and each party hereto shall be fully responsible for any breach of any such provision, whether or not such breach occurs prior to the termination of this Agreement.

                                     ARTICLE X.
                                   MISCELLANEOUS

              10.01 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given
(i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, PROVIDED that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

              If to Microsoft or the Company:

              Microsoft Corporation
              One Microsoft Way
              Redmond, WA  98052-6399
              Attn: Keith R. Dolliver
              Telecopier No:  (425) 829-1327

              with a copy to:

              Preston Gates & Ellis LLP
              701 Fifth Avenue, Suite 5000
              Seattle, WA  98104-7078
              Attn: Richard B. Dodd
              Telecopier No:  (206) 623-7022

              If to Parent or Acquisition:

              Ticketmaster Online-CitySearch, Inc.
              790 E. Colorado Blvd., Suite 200
              Pasadena, CA  91101
              Attn:  Bradley K. Serwin
              Telecopier No.:  (626) 405-9929

              with a copy to:

              Gibson, Dunn & Crutcher LLP
              333 South Grand Avenue
              Los Angeles, California  90071
              Attn:  Kenneth M. Doran
              Telecopier No.:  (213) 229-7520

              Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

              10.02  AMENDMENTS; NO WAIVERS.

                     (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                     (b)    No waiver by a party of any default,
misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

              10.03 EXPENSES. Except as provided in SECTION 5.02(C), all costs and expenses incurred in connection with this Agreement and in closing and carrying out the transactions contemplated hereby shall be paid by the party incurring such cost or expense. This section shall survive the termination of this Agreement.

              10.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party.

              10.05 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

              10.06 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

              10.07 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference and the other agreements executed simultaneously herewith) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

              10.08 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

              10.09 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

              10.10 CONSTRUCTION. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

              10.11  ARBITRATION.

                     (a) Any dispute or difference between or among the parties (such parties being referred to individually as a "DISPUTING PARTY," and, together, as the "DISPUTING PARTIES") arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under ARTICLE IX, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Any Disputing Party may request the American Arbitration Association (the "AAA") to designate one arbitrator, who shall be qualified as an arbitrator under the standards of the AAA, and who shall have been engaged in the private practice of law for not less than fifteen (15) years immediately prior to appointment as arbitrator pursuant to this Agreement, who, in any such case, (i) is not affiliated with any party in interest to such arbitration, (ii) is not a law firm that has within the last three years rendered, or is then rendering, services to any party hereto, (iii) has not appeared, or is not then appearing, as counsel of record in opposition to any party hereto and (iv) is qualified to serve by training for and experience in the matters for which such arbitrator is designated to serve.

                     (b) The arbitrator shall consider the dispute at issue in Portland, Oregon, at a mutually agreed upon time within one hundred twenty (120) days (or such other period as may be acceptable to the Disputing Parties or as directed by the arbitrator) of the designation of the arbitrator. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the AAA in effect on the date of the initial request by the Disputing Party, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Disputing Parties) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding using all of the authorized methods of discovery allowed by the Federal Rules of Civil Procedure in effect on the date of the initial request by the Disputing Party. Notwithstanding the foregoing, the Disputing Parties shall agree that they will attempt, and they intend that they and the arbitrator should use its best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrator within one hundred twenty (120) days from the date of selection of the arbitrator; PROVIDED, HOWEVER, that the arbitrator shall be entitled to extend such one hundred twenty (120) day period for a total of two one hundred twenty (120) day periods. The arbitrator shall be bound to follow the laws of the State of Delaware, both decisional and statutory, in reaching any decision and making any award and shall deliver a written award, including written findings of fact and conclusions of law, with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Disputing Party to such arbitration agrees that any award of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with an award of the arbitrator; PROVIDED, HOWEVER that any party may appeal based on statutory grounds. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this SECTION
10.11 by bringing suit in any court of competent jurisdiction.

                     (c) All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

                     (d) The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or any other documents that are executed in connection therewith.

                     (e) Arbitration under this Section shall be the sole and exclusive remedy of the parties for any dispute arising out of this Agreement.

              10.12 CONTRIBUTIONS. Parent covenants that Parent shall not, nor shall Parent cause the Company to, take any action inconsistent with the treatment of Microsoft's contributions of assets to the Company prior to the date hereof as a tax-free exchange pursuant to Code Section 351 and the Regulations promulgated thereunder, unless any of the parties to this Agreement are required, pursuant to a "determination" within the meaning of Code Section 1313(a), to treat the transaction in a different manner. Parent will cause its Affiliates to comply with this covenant.

              10.13 CUMULATIVE REMEDIES. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              10.14 THIRD PARTY BENEFICIARIES. Except as specifically provided in Article XI with respect to indemnification provided to the Indemnitees identified therein, no provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Parent or employee or former employee of Microsoft in connection with the Business (including any beneficiary or dependent thereof).

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MICROSOFT CORPORATION, A WASHINGTON
                                   CORPORATION

                                   By:    /s/ Gregory Maffei
                                          ------------------------
                                   Name:  Gregory Maffei
                                          ------------------------
                                   Title: Chief Financial Officer
                                          ------------------------

                                   SIDEWALK.COM, INC., A NEVADA CORPORATION

                                   By:    /s/ Gregory Stanger
                                          ------------------------
                                   Name:  Gregory Stanger
                                          ------------------------
                                   Title:
                                          ------------------------

                                   TICKETMASTER ONLINE-CITYSEARCH, INC., A
                                   DELAWARE CORPORATION

                                   By:    /s/  DANIEL C. MARRIOTT
                                          --------------------------
                                   Name:  Daniel C. Marriott
                                   Title: Executive Vice President

                                   TICKETMASTER ACQUISITION, INC., A NEVADA
                                   CORPORATION

                                   By:    /s/  DANIEL C. MARRIOTT
                                          --------------------------
                                   Name:  Daniel C Marriott
                                   Title: Executive Vice President



                   [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                      SCHEDULE I

              Matt Kursh

              Jim Barr

              Michelle Glasser

              Brian Selner

              Kevin Wueste

                                      SCHEDULE II

              "EXCLUDED LIABILITIES" means, with respect to actions, inactions, events and circumstances arising or in existence on or before the Closing Date, all of the following:

                     (a) Any liability or obligation of Microsoft based on third party claims relating to the Business arising out of (i) any pending or threatened litigation or (ii) any negligent, reckless or unlawful action or inaction of Microsoft;

                     (b) Any accrued or other liability or obligation arising out of or related to any Employee Plans of Microsoft;

                     (c) Any liabilities or obligations of Microsoft (whether absolute, contingent or otherwise) relating to workers' compensation claims made by any employee of the Business to the extent such claims relate to incidents prior to the Closing Date;

                     (d) Any obligation or liability of Microsoft relating to the Business under any applicable Environmental Laws;

                     (e) any liability or obligation of Microsoft, whether currently in existence or arising hereafter, that is not attributable to, or that does not arise out of the normal conduct of, the Business; or

                     (f) Any other obligation or liability of Microsoft relating to the Business, of any kind or nature whatsoever, that is not expressly assumed by the Company.

PROVIDED, HOWEVER, that any obligations liabilities related to, or any licenses transferred subject to, any Company Assets shall not be Excluded Liabilities to the extent that they relate to obligations to be performed after the Closing or liabilities which relate to actions, inactions, events or circumstances which occur after the Closing.